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EXHIBIT 99.1

[KPMG LLP Letterhead]

Securities and Exchange Commission
Washington DC 20549

January 30, 2003

Ladies and Gentlemen:

We were previously principal accountants for Southwestern Water Exploration Co. (the "Company") and, under the date of July 19, 2002, we reported on the consolidated financial statements of the Company as of and for the years ended March 31, 2002 and 2001. On January 23, 2003, we resigned. We have read the Company's statements included under Item 4 of its Form 8-K dated January 30, 2003 and we agree with such statements, except that we are not in a position to agree or disagree with the Company's statement regarding its process of appointing a new independent auditor.

Yours very truly

/s/ KMPG LLP

Chartered Accountants
Calgary, Canada

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  EXHIBIT 99.1